UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
August 31, 2010

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

875 Prospect Street, Suite 301
La Jolla, California  92037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(858) 456-6022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Richard H. Sharpe has retired as Executive Vice President and Chief Operating Officer of PICO Holdings, Inc. (the “Company”), effective August 31, 2010, after thirty-three years of service.  Mr. Sharpe entered into a consulting agreement whereby he will continue to provide management advisory services to the Company for a base monthly fee of $3,000 based on anticipated 20 hours per month.  The term of Mr. Sharpe’s agreement is for one year with automatic renewals; either party may terminate, with or without cause, upon 90 days written notice.

Item 9.01	Financial Statements and Exhibits

         None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2010	PICO HOLDINGS, INC. By: /s/ James F. Mosier
James F. Mosier General Counsel and Secretary